UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): April 17, 2017

                   Tiger Reef, Inc.

 (Exact name of registrant as specified in its charter)

Colorado	000-55333	46-3073820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

           Wellsburg Street #7, Cole Bay, St. Maarten, Dutch West Indies

 (Address of principal executive offices and zip code)

           Tel: (949) 264-1475, Fax: (949) 607-4052

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions identify forward looking statements as they relate to our business or our management. Such statements reflect management’s current view of our business with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of our Annual Report filed on Form 10-K entitled “Risk Factors”) relating to our industry, operations and results of operations, and other relevant aspects of our business. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements contained within this Form 8-K and elsewhere.

Item 1.01	Entry into a Material Definitive Agreement

Blackbridge Capital Growth Fund, LLC

On April 17, 2017, Tiger Reef, Inc. (“Tiger Reef”) entered into a Securities Purchase Agreement with Blackbridge Capital Growth Fund, LLC, an accredited investor (“Blackbridge”), pursuant to which Tiger Reef issued Blackbridge a Convertible Promissory Note in the original principal amount of $75,000 (“Blackbridge Note”).  On April 20, 2017 Blackbridge funded the Blackbridge note which matures on October 17, 2017 (“Maturity Date”).

Interest on the Blackbridge Note accrues at the rate of 12% per annum.  We are not required to make any payments on the Blackbridge Note until maturity.

We have the right to repay the Blackbridge Note at any time during the first six months at a rate of 135% of the unpaid principal amount during the first 90 days and 150% of the unpaid principal amount between days 91 and 180.  The Blackbridge Note may not be prepaid after the 180th day.

Blackbridge may convert the outstanding principal on the Blackbridge Note into shares of our common stock at the conversion price per share equal to 55% of the lowest daily closing bid with a 15 day look back immediately preceding and including the date of conversion.  There is no minimum conversion price.

Tiger Reef claims an exemption from the registration requirements of the Securities Act of 1933, as amended (“Act”), for the private placement of these securities pursuant to Section 4(2) of the Act since, among other things, the transaction did not involve a public offering, Blackbridge is an accredited investor, Blackbridge had access to information about Tiger Reef and its investment, Blackbridge took the securities for investment and not resale, and Tiger Reef took appropriate measures to restrict the transfer of the securities.

Copies of the definitive agreements and notes relating to the Blackbridge financing transactions are filed herewith as Exhibits 4.11 and 10.8, and are incorporated herein by reference.  The foregoing summary descriptions of the definitive agreements and notes are qualified in their entirety by reference to the full texts of each of such exhibits.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

4.11	Convertible Promissory Note between Tiger Reef, Inc. and Blackbridge Capital Growth Fund, LLC dated April 17, 2017

10.8	Securities Purchase Agreement between Tiger Reef, Inc. and Blackbridge Capital Growth Fund, LLC dated April 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIGER REEF, INC.

Dated: April 21, 2017	By:	/s/ J. Scott Sitra
President and Chief Executive Officer

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